Exhibit 8.1

February 13, 2025

Quanterix Corporation

900 Middlesex Turnpike

Billerica, MA 01821

Ladies and Gentlemen:

We have acted as counsel to Quanterix Corporation, a Delaware corporation (“Parent”), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of January 9, 2025 (the “Agreement”), by and among Parent, Wellfleet Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Akoya Biosciences, Inc., a Delaware corporation (“Company”), pursuant to which Merger Sub shall be merged with and into Company with Company as the surviving corporation (the “Merger”).

The Merger and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”), including the joint proxy statement/prospectus forming a part thereof, filed by Parent on the date hereof with respect to the Parent Shares to be issued to Company Stockholders in exchange for their Company Shares in the Merger. This opinion is being rendered pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have reviewed (i) the Agreement, (ii) the Registration Statement, (iii) those certain tax representation letters dated February 13, 2025, delivered to us by Parent, Merger Sub and Company (the “Tax Representation Letters”) and (iv) such other records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have further assumed, with your permission (to the extent set forth in the Tax Representation Letters) and without independent investigation, that (i) the Merger will be consummated in the manner described in the Registration Statement and in accordance with the Agreement, (ii) the Merger will be consummated without the waiver of any conditions to any party’s obligations under the Agreement to consummate the Merger and (iii) the covenants set forth in the Agreement will be complied with. We have assumed further the accuracy of the representations set forth in the Agreement and in certificates as to certain factual matters signed by officers of Parent, Company, and Merger Sub. We have also assumed, with your permission and without independent

Quanterix Corporation
February 13, 2025

investigation (other than such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel), that, as to all matters in which a person making a representation has represented that such person or a related party is not a party to, does not have, or is not aware of any plan, intention, understanding, or agreement to take action, there is in fact no such plan, intention, understanding, or agreement, and such action will not be taken.

Based upon and subject to the foregoing, we hereby confirm that the disclosure contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger” (the “Discussion”) constitutes our opinion with respect to the United States federal income tax law matters referred to therein.

Our opinion expressed herein is subject to the assumptions and qualifications set forth in the Discussion and is based upon existing law, regulations, administrative pronouncements and judicial authority, all as in effect as of today’s date. This opinion is not binding on the Internal Revenue Service or courts. Furthermore, the authorities upon which we rely may be changed at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in this opinion. Our opinion is limited to the United States federal income tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences. We undertake no responsibility to advise you of any future change in the matters stated or assumed herein or in the United States federal income tax laws or the application or interpretation thereof. No opinion is expressed as to any transaction whatsoever, including the Merger, if any of the representations, warranties, statements and assumptions relevant to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and the references to this opinion in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Covington & Burling LLP